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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 3, 2002

Aquila, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-03562 (Commission File Number)	44-0541877 (I.R.S. Employer Identification No.)
20 West 9th, Kansas City, Missouri (Address of principal executive offices)	64105 (Zip Code)
Registrant's telephone number including area code: (816) 421-6600

(Former name or former address, if changed since last report): Not Applicable

Item 5. Other Events.

        On July 1, 2002 Quanta Services, Inc. announced it was revising its second quarter 2002 earnings guidance to $.03 to $.05 per share, down from its previous guidance of $.18 to $.22 per share and full year 2002 earnings guidance to $.45 to $.55 per share down from its previous guidance of $1.12 to $1.20 per share. These estimates do not include proxy costs or special charges. On July 2, 2002 the last reported sales price of Quanta's common stock on the New York Stock Exchange was $2.92, down from a previous closing price of $9.14 on July 1, 2002.

Item 7. Financial Statements and Exhibits.

  (a)
  Exhibit—99.1, Press Release dated July 2, 2002, regarding revised earnings estimate of Quanta Services, Inc.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.
By:	/s/ DAN STREEK Dan Streek Chief Financial Officer

Date: July 3, 2002

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